SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a)
              of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[ X]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                       THE C.R. GIBSON COMPANY
          (Name of Registrant as Specified In Its Charter)

            BOARD OF DIRECTORS OF THE C.R. GIBSON COMPANY
              (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[  ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
      14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[  ]  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
      and 0-11.
      1)  Title of each class of securities to which transaction applies:
          ________________________________

      2)  Aggregate number of securities to which transaction applies:
          ________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ________________________________

      4)  Proposed maximum aggregate value of transaction:
          ________________________________

      5)  Total fee paid:
          ________________________________

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:
          _______________________________

      2)  Form, Schedule or Registration Statement No.:
          _______________________________

      3)  Filing Party:
          _______________________________

      4)  Date Filed:
          _______________________________

                                         C.R.GIBSON (registered trademark)
                                         FINE GIFTS SINCE 1870




               NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on May 9, 1995


To the Stockholders of THE C.R. GIBSON COMPANY:

     NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Stockholders of The C.R. Gibson Company (the Company) will be held at the Norwalk Inn & Conference Center, 99 East Avenue, Norwalk, Connecticut on Tuesday, May 9, 1995, at 10:00 a.m., local time, for the following purposes:

     (1) To elect a Board of Directors to serve until the next annual meeting of stockholders or until their successors are duly elected and have qualified.

     (2) To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the year 1995.

     (3) To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 3, 1995 as the record date for determining the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. If you expect to attend, please so signify by checking the box on the back of the enclosed proxy. If you are unable to attend, or if you wish to vote by proxy, please mark, date, sign and return promptly the enclosed proxy to the Company in the enclosed envelope. If you attend the meeting, you may vote in person.


                                     By Order of the Board of Directors



                                                     James M. Harrison
Dated: April 14, 1995                                        Secretary



THE C.R. GIBSON COMPANY
32 KNIGHT STREET
NORWALK, CT, USA  06856-5220
PHONE (203) 847-4543
FAX:  (203) 847-7613

THE C.R. GIBSON COMPANY
32 Knight Street
Norwalk, Connecticut 06856


PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The C.R. Gibson Company (the Company) of proxies for use at the Annual Meeting of Stockholders of the Company to be held on May 9, 1995 at the time and place and for the purposes set forth in the accompanying Notice of 1995 Annual Meeting of Stockholders.

      Shares of Common Stock represented by proxy will be voted as directed by the stockholders. Unless authorization to vote FOR the election of directors or for any particular nominee or nominees is withheld, the shares will be voted FOR the nominees set forth in this Proxy Statement. Where a choice is specified with respect to Proposal 2 on a proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made, such shares will be voted FOR Proposal 2.

      Proxies solicited hereby may be revoked by the stockholder at any time prior to the voting of the proxy. The proxy may be revoked by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. Any stockholder may attend the Annual Meeting and vote in person, whether or not he has previously given a proxy. It is anticipated that this Proxy Statement and form of proxy will be mailed to stockholders on or about April 14, 1995.


VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of the close of business on April 3, 1995, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, there were 7,435,228 shares of the Company's Common Stock, par value $0.10 per share (Common Stock), issued and outstanding. Each stockholder present in person or by proxy at the Annual Meeting will be entitled to cast one vote for each nominee with respect to each share of Common Stock held by him on the record date and one vote per share on each other matter to come before the meeting. The presence of the holders of 3,717,615 shares of Common Stock, in person or by proxy, is necessary to constitute a quorum. The Company does not have any other class of stock outstanding. The shares represented by a proxy which is timely returned and marked "Abstain" as to any matter as well as broker non-votes will be considered present at the Annual Meeting and will be included in the calculation of those shares needed to constitute a quorum. The shares represented by such proxies, although considered present for quorum purposes, will not be considered part of the voting power present with respect to any proposal which is abstained from or to which the broker non-vote relates.

      To the best of the Company's knowledge, the following entity was the beneficial owner of more than 5% of the Company's outstanding Common Stock at December 31, 1994.

                                            Amount and
                                            Nature of
Title of   Name and Address of              Beneficial         Percent of
Class      Beneficial Owner                 Ownership(1)          Class

Common     Peter B. Cannell & Co., Inc.       525,400(2)          7.1%
Stock      919 Third Avenue
           New York, NY 10022

(1) A "beneficial owner" of a security for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, includes any person who, directly or indirectly, has or shares voting power and/or investment power, although not necessarily the economic benefit, with respect to that security.

(2) Information shown above has been obtained from a Schedule 13G dated February 10, 1995 containing information as of December 31, 1994, and filed with the Securities and Exchange Commission. Such Schedule 13G states that Peter B. Cannell & Co., Inc. has sole voting and investment power as to all 525,400 shares.

     The following is a tabulation as of March 31, 1995 of other stockholders of the Company who owned beneficially in excess of 5%
of the Company's Common Stock determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

                                             Amount and
                                             Nature of
Title of   Name and Address of               Beneficial        Percent of
Class      Beneficial Owner                  Ownership(1)         Class

Common     Bradford Venture Partners, L.P.   1,025,262(2)         13.8%
Stock      Overseas Equity Investor
           Partners, Overseas Private
           Investor Partners, Bradford
           Mills, Barbara M. Henagan,
           Robert J. Simon, c/o Bradford
           Associates, 22 Chambers Street,
           Princeton, NJ  08540

Common     The C.R. Gibson Company            1,035,790(3)        13.9%
Stock      Employee Stock Ownership Plan
           32 Knight Street
           Norwalk, CT  06856

Common     Robert G. Bowman                     548,894(4)         7.4%
Stock      32 Knight Street
           Norwalk, CT  06856

Common     John G. Russell                      403,082(5)         5.4%
Stock      2780 Redding Road
           Fairfield, CT  06430

(1) A "beneficial owner" of a security for purposes of Rule 13d-3 includes any person who, directly or indirectly, has or shares voting power and/or investment power, although not necessarily the economic benefit, with respect to that security.

(2)  Of such shares 405,743, 405,743, 113,333, 20,205, 6,751 and 4,453 shares are owned directly or as trustee by Bradford Venture Partners, L.P., Overseas Private Investor Partners, Overseas Equity Investor Partners, Bradford Mills, Barbara M. Henagan and Robert J. Simon, respectively. Mr. Mills, Ms. Henagan and Mr. Simon are general partners of Bradford Associates, which is the general partner of Bradford Venture Partners, L.P. and Mr. Mills is Vice Chairman of the corporate general partner of Overseas Private Investor Partners. Under an agreement with a term until November 1998 among these stockholders (excluding Overseas Equity Investor Partners) and others, 911,929 of such shares will be voted in favor of the election to the Board of Directors of the Company of the representatives designated by the holders of a majority of such shares and in accordance with the decisions of such majority on substantially all other matters submitted to stockholders of the Company. The percentages of beneficial ownership of Bradford Venture Partners, L.P., Overseas Private Investor Partners, Overseas Equity Investor Partners, Mr. Mills, Ms. Henagan and Mr. Simon, determined in accordance with Rule 13d-3, are 5.5%, 5.5%, 1.5%, 13.8%, 13.8%, and 12.3%, respectively.

(3) There are three co-trustees of The C.R. Gibson Company Employee Stock Ownership Plan (the ESOP), who are officers of the Company: Frank A. Rosenberry, James M. Harrison and Willard D. Finch, III. Of the shares owned by the ESOP, 831,406 shares have been allocated to the accounts of participants in the ESOP. The allocated shares are voted in accordance with instructions received from participants or, as to shares for which no instructions are received, as directed by the co-trustees. The co-trustees also share voting power as to the 204,384 shares which have not been allocated. The co-trustees share investment power as to all of the 1,035,790 shares owned by the ESOP. In addition, the co-trustees of the ESOP own individually an aggregate of 173,247 shares as to which they have sole voting and investment power including 78,460 shares which could be acquired within 60 days upon the exercise of options and a total of 37,707 shares which have been allocated to their accounts under the ESOP as to which they have sole voting power.

(4) These shares do not include 6,358 shares which are owned by his wife as to which Mr. Bowman disclaims beneficial ownership.

(5) These shares do not include 7,333 shares which are owned by his wife as to which Mr. Russell disclaims beneficial ownership.

     As of March 31, 1995, the executive officers, directors, and nominees for directors of the Company as a group (15 persons) beneficially owned an aggregate of 2,583,339 shares (or 34.3%) of the Company's Common Stock (including 95,161 shares which could be acquired within 60 days upon the exercise of options). Of this total, individual members of the group have sole voting and investment power over 1,353,693 shares and shared voting and investment power over 1,229,646 shares. Of this total, Willard D. Finch, III and Steven P. Mack, executive officers of the Company, owned 26,104 and 34,853 shares, respectively (including 7,100 and 15,901 shares, respectively, which could be acquired within 60 days upon exercise of options).The total number of shares beneficially owned by such executive officers, directors and nominees does not include any shares owned solely by the beneficial owner's spouse.

1.   ELECTION OF DIRECTORS

     At the Annual Meeting eleven (11) directors will be elected to the Board of Directors to hold office until the next annual meeting of stockholders or until their successors are duly elected and have qualified. Certain information with respect to the nominees for election as directors proposed by the Board of Directors is set forth below. Should any one or more of the persons named be unable or unwilling to serve (which is not expected), the proxies may be voted for the remaining nominees who are able and willing to serve and may also be voted for such other person or persons as the Board of Directors may recommend, except proxies marked to the contrary.

     A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting shall be needed for the election of a director, provided those shares present in person or represented by proxy at the Annual Meeting constitute a quorum.


NAMES OF NOMINEES AND CERTAIN OTHER INFORMATION
                                                             Shares
                                                             Beneficially
Name and Year                                                Owned
First Became           Principal Occupations and             and Percent
Director               Other Information(1)                  of Class(2)

Robert G. Bowman       Chairman of the Board of the            548,894
(b)(c)                 Company. Mr. Bowman was President        (7.4%)
1947                   of the Company from 1952 to 1986.
                       He is 73 years of age.  He is a
                       first cousin of John G. Russell.

Joanna Bradshaw(a)     Senior Vice President of                  3,994
1991                   Merchandising Dansk International         (.05%)
                       Designs (housewares) 1994 to
                       present; President & CEO Conran's
                       Habitat - Retail (home furnishings)
                       1993 - 1994.  Prior thereto
                       Ms. Bradshaw was President of Home
                       Ltd., New York, NY, (home furnishings)
                       1988-1993. Ms. Bradshaw is 56 years
                       of age.

Richard E. Cheney      Financial Consultant and former          49,888
(a)(c)(d)              Chairman, Hill and Knowlton, Inc.         (.67%)
1985                   Mr. Cheney is 73 years of age and is
                       a Director of Chattem, Inc., Chattanooga,
                       TN (manufacturer of toiletries and
                       proprietary drugs), and HoloPak
                       Technologies Inc., New Jersey (foil
                       stamping).

Rudolph Eberstadt, Jr. Managing Director, Investment Evaluation  96,172
(a)(c)(d)              Associates, New Canaan, CT (merchant      (1.3%)
1972                   banking).  Mr. Eberstadt is 71 years of
                       age.

Robert Garrett (a)     President, Robert Garrett & Sons, Inc.,    8,624
1987                   New York, NY (merchant banking) and        (.12%)
                       President, Ad Media Corporate Advisors
                       Inc., New York, NY.  Mr. Garrett is 58
                       years of age and is also a Director of
                       Mickelberry Corporation, New York, NY
                       (holding company, advertising and
                       marketing).

James M. Harrison      Executive Vice President -               236,707(3)
1990                   Chief Operating Officer (1994),           (3.2%)
                       Vice President - Finance of the
                       Company (1988), Treasurer and Secretary
                      (1989) Mr. Harrison is 43 years of age.

Barbara M. Henagan(a)  Senior Managing Director, Bradford     1,025,262(4)
1991                   Ventures Ltd., New York, NY (private     (13.8%)
                       investment firm) since 1991; Managing
                       Director 1990 - 1991. General Partner,
                       Bradford Associates 1986-1990.
                       Ms. Henagan is 36 years of age, a Director of Central Sprinkler, Pennsylvania (fire suppression), and is also a Director of various privately held companies.

                                                              Shares
                                                              Beneficially
Name and Year                                                 Owned
First Became           Principal Occupations and              and Percent
Director               Other Information(1)                   of Class(2)

Willard J. Overlock    Partner in the law firm of Cummings       20,000
(b)(c)(d)              & Lockwood, Stamford, CT, General         (.27%)
1962                   Counsel to the Company.  Mr.
                       Overlock is 72 years of age.

Frank A. Rosenberry    President and Chief Executive Officer    319,204(3)
(b)(c)                 of the Company.  Joined the Company in    (4.3%)
1984                   1983 as a Vice President.  Mr. Rosenberry
                       is 57 years of age.

John G. Russell (b)    Consultant, Fairfield, CT.  Mr. Russell  403,082
1962                   is 67 years of age.  From 1968 to 1987,   (5.4%)
                       Mr. Russell was Senior Vice President -
                       Publisher of the Company. He is a first cousin of Robert G. Bowman.

Robert J. Simon        Senior Managing Director, Bradford      911,929(5)
(b)(c)                 Ventures Ltd., New York, NY (private     (12.3%)
1989                   investment firm) since 1991; Managing
                       Director 1990-1991.  General Partner,
                       Bradford Associates 1988-1990.
                       Mr. Simon is 36 years of age, and also
                       is Chairman and a Director of HoloPak
                       Technologies Inc., New Jersey (foil
                       stamping); The Sunbelt Companies, Inc.,
                       Greenville, SC (home improvement
                       centers); ADCO Technologies, Inc.,
                       Jackson, Michigan (specialty chemicals)
                       and Tufco Technologies, Inc., Dallas,
                       Texas (converting and printing).
                       Mr. Simon is also a Director of
                       various privately held companies.

(1) Unless otherwise indicated, the occupations have been the principal occupations of the named individuals for the past five years.

(2) See Note (1) on page 1 hereof for discussion of beneficial ownership. Information as to beneficial ownership is given as of March 31, 1995.

(3) Messrs. Harrison and Rosenberry are two of the three trustees of The C.R. Gibson Company Employee Stock Ownership Plan and share voting and investment power over the shares owned by such Plan as described in Note
(3) to the table on page 2 hereof. Additionally of the shares represented, 11,600 shares and 59,760 shares, respectively, represent shares which may be acquired within 60 days through the exercise of stock options by Messrs. Harrison and Rosenberry. See Note (3) to the table on page 2 hereof.

(4) Of this total, Ms. Henagan has sole investment power over 6,751 shares including three trusts holding an aggregate of 1,203 shares of which she is the trustee, shared voting power over 1,025,262 shares and shared investment power over 924,819 shares. See Note (2) to the table on page 2 hereof.

(5) Of this total, Mr. Simon has sole investment power over 4,453 shares, shared voting power over 911,929 shares and shared investment power over 405,743 shares. See Note (2) to the table on page 2 hereof.

(a)   Member of the audit committee of the Board of Directors.
(b)   Member of the nominating committee of the Board of Directors.
(c)   Member of the executive committee of the Board of Directors.
(d)   Member of the stock option committee of the Board of Directors.

     There were five regularly scheduled and one special meeting of the Company's Board of Directors during the last fiscal year. The Company has an executive committee, an audit committee, a nominating committee and a stock option committee of the Board of Directors.

     The executive committee has the authority during intervals between meetings of the Board of Directors to exercise the powers of the Board (except for certain powers reserved solely for the Board). There were two meetings of the executive committee in 1994.

     The audit committee's principal functions are to recommend to the Board of Directors the appointment of the independent auditors and to review the performance and scope of audit and non-audit services to be provided by the independent auditors. There was one meeting of the audit committee in 1994.

     The function of the nominating committee is to review and recommend to the Board of Directors nominees for election as directors, including incumbent directors. The nominating committee met in March 1994 and recommended the nominees proposed by the Board for election as directors at the 1994 Annual Meeting of Stockholders.

     The nominating committee will consider nominees recommended by stockholders for election as directors at an annual meeting of stockholders but does not intend to solicit such recommendations. In order to receive consideration, all such recommendations must be in writing, addressed to the Chairman of the Nominating Committee, c/o the Secretary of the Company, and must include a reasonable amount of biographical information about the person recommended, contain a statement as to why the stockholder believes such person to be well qualified to serve as a director, contain the written consent of the proposed nominee to the submission of such information and the recommendation, and be received by the Secretary no later than the November 30 preceding the annual meeting of stockholders for which such person's nomination is recommended.

     The principal function of the stock option committee is to administer the 1988 Stock Option Plan for Key Employees which was adopted by the Board of Directors in 1988 and approved by the stockholders in 1989, including determining employees to whom options will be granted and the terms and conditions of all option agreements. There were two meetings of the stock option committee in 1994.

     During the last fiscal year, all directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees on which they served.


REPORT ON EXECUTIVE COMPENSATION BY THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS


     The Executive Committee of the Board of Directors (the Committee) with the exception of Mr. Rosenberry, is comprised of Directors who are not employees of the Company. The Committee is responsible for establishing and administrating the Company's executive compensation programs. When the Committee considers such matters, Mr. Rosenberry is recused from the Committee's discussions.


COMPENSATION PHILOSOPHY AND OBJECTIVES

     The philosophy underlying the development and administration of the Company's annual long-term compensation plans is the alignment of the interests of executive management with those of the shareholders. Key elements of this philosophy are:

     - Providing the executive with a base salary which is competitive with executive salaries for comparable companies in its geographical area to enable the Company to attract and retain the highly qualified executive officer.

     - Establishing compensation plans which deliver pay commensurate with the Company's performance, as measured by operating, financial and strategic objectives.

     - Providing significant equity-based incentives for executives to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities from an ownership standpoint.

     Executive base salaries are structured so that such salaries are competitive when compared to other companies of comparable size and geographical location. The incentive compensation or annual bonus plan is a vehicle by which executives can earn additional compensation depending upon Company performance relative to certain annual objectives. The key Company objective is its relative growth and operating results which the Board of Directors believes is critical to the Company's fundamental goal, that of building shareholder value.

     One of the Company's equity-based incentive programs is the C.R. Gibson 1988 Employee Stock Option Plan (the Option Plan). The ultimate value of the stock options granted to executive officers under the Option Plan is tied to the value of the Company's Common Stock, thus providing additional incentive for executives to build shareholder value. Options granted under the Option Plan have an average life of eight years and vest over five years.

      In addition to the Option Plan, the primary retirement/savings vehicle which is Company-sponsored for executives as well as all other full-time employees, is the ESOP. The ESOP provides for the quarterly contribution of amounts equal to 6% of the executive's then compensation. The proceeds of this contribution are used to purchase shares of Company stock in the ESOP, thereby increasing the executive's ownership position in the Company providing further incentive for the executive to build shareholder value.

COMPANY PERFORMANCE AND CEO COMPENSATION

      Over the past three years the Company has experienced only modest growth in sales and inconsistent earnings and, as a result, under the incentive compensation program as well as the Option Plan, the C.E.O., Frank A. Rosenberry, has been awarded the amounts reflected in the following tables. During 1994, the Company experienced a large operating loss at its Rytex subsidiary and failed to meet its financial goals (a combination of sales, operating income and earnings per share). In light of these circumstances, Mr. Rosenberry received no annual bonus under the incentive compensation plan. Furthermore, Mr. Rosenberry received no salary adjustment as of December 31, 1994 for the forthcoming year.

Members of the Executive Committee:

            Robert G. Bowman, Chairman
            Richard E. Cheney
            Rudolph Eberstadt, Jr.
            Willard J. Overlock
            Frank A. Rosenberry
            Robert J. Simon

EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE

     The following information is furnished for the years ended December 31, 1994, 1993 and 1992 with respect to the Company's Chief Executive Officer and each of the other executive officers of the Company during 1994, whose salary and bonus exceeded $100,000.


                              ANNUAL COMPENSATION

                                                   Shares
                                                   Underlying
Name and                                           Options      All Other
Principal Position         Year  Salary    Bonus   Granted  Compensation(1)

Frank A. Rosbenberry       1994  $233,200     -     None          $16,104
Chief Executive            1993  $220,000     -     20,000        $15,448
  Officer                  1992  $220,000     -     None          $17,182

James M. Harrison          1994  $159,000     -     15,000        $11,715
Executive Vice President,  1993  $150,000     -     10,000        $11,849
  Chief Operating Officer  1992  $150,000  $10,000   4,000        $12,352

Willard D. Finch, III      1994  $127,200     -     None          $ 9,432
Vice President             1993  $120,000     -      7,500        $ 9,600
  Manufacturing            1992  $120,000  $10,000   4,000        $ 9,613

Steven P. Mack             1994  $121,900     -     None          $ 9,039
Vice President             1993  $115,000     -      7,500        $ 8,625
  Product Development      1992  $115,000     -      4,000        $ 9,285

(1) Represents contributions by the Company in respect of the named officer under the ESOP and the Company's Savings and Investment Plan.

Director Compensation

     Each director who is not also an employee of the Company receives a fee of $1,000 per meeting attended of the Board of Directors of the Company and $1,000 per meeting attended of the committees thereof on which he serves other than the stock option committee. In addition, each director who is not also an employee of the Company receives, at the end of each year, shares of Common Stock of the Company having a fair market value as of the end of that year equal to $1,000 times the number of meetings of the Board of Directors, but not the meetings of the committees thereof, attended during that year. Under certain circumstances Directors may receive cash in lieu of such shares.

Other Compensation Matters

     The Company has entered into Employment Agreements (as amended) with each of Messrs. Rosenberry, Harrison, Finch and Mack pursuant to which the Company will employ them until December 31, 1997, provided, however, that prior to expiration of such period (i) the Company may terminate such employee's employment for cause (as defined) or disability and (ii) such employment will automatically terminate at death. In addition, prior to a change in control or a potential change in control of the Company (as defined), if any, the Company may terminate these agreements upon the payment to the employee by the Company of twelve months' salary. If the Company terminates the employee's employment other than for death, cause or disability following a change in control or potential change in control, the employee shall be entitled to a lump-sum severance payment which shall be equal to 2.99 times the sum of (i) the employee's annual salary as of the date of termination (as defined) and (ii) the aggregate bonus received by such employee in respect of the three full years prior to the date of termination divided by three. As part of the severance payment, such employee, at his election, shall be entitled to a cash payment in respect of all or any portion of options for shares of the Company's Common Stock held by such employee based on the difference between the exercise price and the value of the stock determined under a formula. The employee shall also be entitled to such severance payment if, following a change in control, such employee terminates his employment with the Company for good reason (as defined). During the period of employment and thereafter, each such employee covenants not to divulge or use, directly or indirectly, any confidential or proprietary information with respect to the Company; each employee also covenants not to be associated in any manner with any competitive business within the United States during the term of the Employment Agreement and for the year following such termination. Under these Agreements, the current salaries per annum of Messrs. Rosenberry, Harrison, Finch and Mack are $233,200, $175,000, $135,000, and $135,000,
respectively.

     The Company has entered into a Supplementary Salary Continuance Agreement with its Chairman, Mr. Bowman. Payments to Mr. Bowman will terminate on December 31, 2003. The Supplementary Salary Continuance Agreement with Mr. Bowman provides for annual payments of $52,400. In the case of death prior to December 31, 2003, an amount equal to 50% of the amount payable under the Supplementary Salary Continuance Agreement will be payable to Mr. Bowman's spouse if then living.

     The Company and Mr. Russell have also entered into an Agreement whereby Mr. Russell is being paid an annual retirement allowance of $43,348 through January 31, 2008. In the event of Mr. Russell's death during the period in which he is entitled to receive a retirement allowance, 50% of the retirement allowance will be paid to his spouse until the earlier of January 31, 2008 or her death.

PERFORMANCE GRAPH

     The following line graph compares the Company's cumulative total shareholder return (Common Stock price appreciation plus dividends, on a reinvested basis) over the last five fiscal years with the Standard and Poor's 500 Index and a market value peer group.


                    COMPARATIVE FIVE-YEAR TOTAL RETURNS(1)
        THE C.R. GIBSON COMPANY, S&P 500, MARKET VALUE PEER GROUP(2)
                  (Performance results through 12/31/94)


Measurement Period
(Fiscal Year Covered)      GIB          S&P 500    Peer Group


Measurement Pt-12/31/89    $100.00      $100.00    $100.00

FYE 12/31/90               $ 67.19      $ 96.83    $ 85.32
FYE 12/31/91               $140.06      $126.38    $107.18
FYE 12/31/92               $107.46      $136.22    $110.23
FYE 12/31/93               $132.44      $149.82    $118.52
FYE 12/31/94               $102.53      $151.81    $113.15




     Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in GIB common stock, S&P 500, and Market Value Peer Group.

(1)  Cumulative total return assumes reinvestment of dividends.

(2) The Company does not believe it can reasonably identify an industry peer group or a published industry or line of business index which contains companies in a similar line of business. The market value peer group presented consists of eighty-one companies, listed on the American Stock Exchange, with market values similar to the Company (between $50-75 million).

                                            Source: Frank Russell Company

STOCK OPTION PLAN

     The Option Plan was approved by stockholders at the 1989 Annual Meeting of Stockholders. Under the Option Plan options to purchase 575,896 shares have been granted, by the Stock Option Committee of the Board of Directors, to 28 key employees of the Company. Under the Option Plan, the option price shall not be less than 100% of the fair market value of the Company's Common Stock on the date the option is granted. The term of each option is for such period as the Stock Option Committee determines, but as to any portion of an option the term may not be more than five years from the first date of exercisability and the term of an option may not be more than ten years. Notwithstanding the foregoing, options outstanding under the Option Plan become immediately exercisable in full in the event of a change in control (as defined) of the Company. In the event of termination of employment (other than for cause (as defined)), retirement, disability or death, an option under the Option Plan may be exercised for varying periods of time but only to the extent exercisable at the date of termination of employment, retirement, disability or death and in no event after the expiration of the term of the option.

Stock Options Transactions During Last Fiscal Year

     The following table contains information concerning the grant of stock options under the Option Plan to the four executive officers of the Company as of the end of the last fiscal year who are named in the Summary Compensation Table:



               STOCK OPTION GRANTS FOR YEAR ENDED DECEMBER 31, 1994

                                                                    Potential
                                                                    Realizable Value at
                                                                    Assumed Annual Rates
                                                                    of Stock Price
                                                                    Appreciation for
                           Individual Grants                        Stock Option Term

                 Number of   % of Total
                 Shares      Stock Options  Exercise
                 Underlying  Granted to     or
                 Option      Employees      Base Price(3)  Expiration
Name             (#)(1)      in 1994(2)     ($/Sh)         Dates        5%(4)    10%(4)


F.A. Rosenberry  None         --             --             --           --       --
J.M. Harrison    15,000       60.0%          $7.75          9/99-9/03   $55,504  $132,942
W.D. Finch       None         --             --             --           --       --
S.P. Mack        None         --             --             --           --       --


(1) Stock options are exercisable ratably over five years, expiring five years after the date first exercisable.

(2) A total of 25,000 stock options were granted under the Option Plan in 1994 to 2 employees of the Company.

(3) The exercise price may be paid in cash, shares of Common Stock valued at the fair market value on the date of exercise, or pursuant to a cashless exercise procedure under which the stock option holder provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sales proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(4) The dollar amounts under these columns are the result of calculations at the 5% and 10% annual appreciation rates for the term of the options (8 year average life) as required by the Securities and Exchange Commission, and, therefore, are not intended to forecast possible future appreciation, if any, of the stock price of the Company.

     During 1994 there were no stock options exercised by the four executive officers of the Company who are named in the Summary Compensation Table.


Aggregated Option Exercises in 1994 and Year-end Option Value Table

     The following information is furnished for the year ended December 31, 1994 with respect to the Company's Chief Executive Officer and each of the other executive officers of the Company who are named in the Summary Compensation Table, with respect to options outstanding at December 31, 1994.



                                         Number of Shares Underlying  Value of Unexercised
                 Shares                  Unexercised Option           In-the-Money Options
                 Acquired      Value     at December 31, 1994         at December 31, 1993(1)
Name             on Exercise   Realized  Exercisable   Unexercisable  Exercisable   Unexercisable


F.A. Rosenberry      --           --      65,014         31,253           --             --
J.M. Harrison        --          .--      11,600         27,400           --             --
W.D. Finch           --           --       8,433          9,734           --             --
S.P. Mack            --           --      15,901          9,734        $14,450           --


(1) This amount is the aggregate of the number of options multiplied by the difference between the closing price of the Common Stock on the American Stock Exchange on December 31,1994 minus the exercise price for that option.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     In 1992, the Company announced its intention to repurchase up to $2,000,000 of the Common Stock. In accordance with this announced intention, on March 18, 1994, the Company purchased 35,000 shares of Common Stock from each of Bradford Venture Partners, L.P. and Overseas Private Investor Partners at a price of $8 per share. On January 3, 1995 the ESOP purchased 150,000 shares of the stock at a price of $7 per share from Bradford Venture Partners, L.P. (75,000) and Overseas Private Investor

Partners (75,000). The Company advanced funds to the ESOP against future contributions to facilitate this purchase. Barbara M. Henagan and Robert J. Simon, directors of the Company, are general partners of the general partner of Bradford Venture Partners, L.P., and Overseas Private Investor Partners is an affiliate of Bradford Venture Partners, L.P.

2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as auditors for the year 1995 and/or until their successors are selected, subject to stockholder ratification of such appointment. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions raised orally at the Annual Meeting or submitted in writing prior thereto.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG LLP.

OTHER MATTERS

     The Board of Directors knows of no other matters to be voted on at the Annual Meeting. If any other matter or matters are properly brought before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote such proxies in accordance with their best judgment.

STOCKHOLDER PROPOSALS

     Proposals by eligible stockholders of the Company intended to be presented at the Annual Meeting of Stockholders to be held in 1996 must be addressed to the Company at its address on the first page of this Proxy Statement and must be received no later than December 18, 1995 for inclusion in the Proxy Statement and form of proxy for that meeting.

SOLICITATION OF PROXIES AND COST THEREOF

     The cost of solicitation of proxies will be borne by the Company. Solicitation will be made initially by mail. The directors, officers and employees of the Company may, without additional compensation, solicit proxies by telephone, telegraph or personal contact. The Company will reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy material to the beneficial owners of Common Stock of the Company.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON FURNISHED A COPY OF THIS PROXY STATEMENT, UPON HIS OR HER WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE COMPANY'S MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST MUST INCLUDE A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE SET FORTH HEREIN, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THE 1995 ANNUAL MEETING OF THE COMPANY'S STOCKHOLDERS AND MUST BE DIRECTED TO:

                        Mr. James M. Harrison, Secretary
                            The C.R. Gibson Company
                               32 Knight Street
                           Norwalk, Connecticut 06856

COPIES OF SAID FORM 10-K, FURNISHED WITHOUT CHARGE WILL NOT INCLUDE THE EXHIBITS THERETO, IF ANY, BUT WILL BE ACCOMPANIED BY A LIST DESCRIBING ALL OF THE EXHIBITS NOT INCLUDED, COPIES OF WHICH WILL BE AVAILABLE AT A COST OF ONE DOLLAR PER PAGE.


                                     By Order of the Board of Directors


Dated: April 14, 1995                                 James M. Harrison
Norwalk, Connecticut                                  Secretary

                         C.R. GIBSON (Registered Trademark)
                               FINE GIFTS SINCE 1870



                             THE C.R. GIBSON COMPANY
                                 32 KNIGHT STREET
                           NORWALK, CT, USA  06856-5220
                               PHONE (203) 847-4543
                               FAX:  (203) 847-7613

                                                                   APPENDIX 1



  THE C.R. GIBSON COMPANY 32 Knight Street, Norwalk, Connecticut 06856
              PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
        FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 9, 1995

    The undersigned hereby appoints Robert G. Bowman, Frank A. Rosenberry and James M. Harrison, and each of them, as proxies for the undersigned with full powers of substitution to vote all shares of the Common Stock of The C.R. Gibson Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of The C.R. Gibson Company to be held at the Norwalk Inn & Conference Center, 99 East Avenue, Norwalk, Connecticut at 10:00 a.m., local time, on May 9, 1995 or any adjournment thereof as follows:

1.  The election of directors:

FOR all nominees listed below         WITHHOLD AUTHORITY to vote
(except as indicated to the           for nominees listed below   [ ]
contrary below)            [ ]

Robert G. Bowman, Joanna Bradshaw, Richard E. Cheney, Rudolph Eberstadt, Jr., Robert Garrett, James M. Harrison, Barbara M. Henagan, Willard J. Overlock, Frank A. Rosenberry, John G. Russell and Robert J. Simon.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

- ---------------------------------------------------------------------------

2. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the year 1995.

    FOR [ ]        AGAINST [ ]     ABSTAIN [ ]

3. In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1
AND 2.

                 TO BE SIGNED AND DATED ON THE REVERSE.

               The undersigned acknowledges receipt of the
              Notice of Annual Meeting and Proxy Statement

Signature _____________________________________________________(L.S.)

Signature _____________________________________________________(L.S.)

Dated_________________________1995       Please sign exactly as your
                                         name(s) appears(s) hereon.
                                         When signing as attorney,
                                         executor, administrator,
                                         trustee, guardian or for a
                                         corporation, please give your
                                         full title as such.  If shares
                                         are owned jointly, both
                                         owners should sign.

                                         To help our preparations
                                         for the meeting, please
                                         check here if you plan to
                                         attend. [ ]



               PLEASE MARK, DATE AND SIGN THIS PROXY AND
             RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.